UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 17, 2024

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 17, 2024, the Purchase and Sale Agreement (the “Ophir Agreement”) between Novo Integrated Sciences, Inc. (the “Company”) and Blake Alsbrook, solely in his capacity as Court-appointed successor receiver (the “Successor Receiver”) in Ocean Thermal Energy Corporation v. C. Robert Coe II, et al., United States District Court for the Central District of California (the “Court”) Case No. 2:19-cv-04299 VAP (JPRx) (the “Action”), was terminated. On such date, the Successor Receiver filed notice with the Court that the Successor Receiver canceled, without objection by the Company, the Ophir Agreement.

As previously disclosed, on November 21, 2023, the Company entered into the Ophir Agreement, pursuant to which the Company agreed to purchase, and the Successor Receiver agreed to sell to the Company, the Ophir Collection (as hereinafter defined) for a purchase price of $60,000,000, subject to the contingencies outlined in the Ophir Agreement, including Court approval, which was received on December 1, 2023.

Pursuant to the Court’s July 2, 2019 order in the Action, as modified by the Court’s February 25, 2022 order in the Action, the Successor Receiver has possession of and right to sell a certain collection of 43 gemstones, 42 of which are certified by the Gemological Institute of America, known as the “Ophir Collection”. Together, the Court’s July 2, 2019 order appointing the original receiver, the Court’s December 3, 2019, order appointing the Successor Receiver, and the Court’s February 25, 2022, order are referred to collectively as the “Receivership Orders.” The Receivership Orders authorized the Successor Receiver to take sole custody, possession, and control of the Ophir Collection and to sell, assign, transfer, convey and deliver title and rights in and to the Ophir Collection subject to the approval of the Court to protect the interests of certain identified creditors.

Within two business days following the Company’s execution of the Ophir Agreement, the Company was required to, and did, deposit $25,000 with the Successor Receiver. In addition, to extend and maintain exclusivity related to the Ophir Agreement, the Company subsequently paid additional deposits in the amount of $205,000, for an aggregate deposit amount of $230,000. These amounts are non-refundable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: October 23, 2024	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer